UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (date of earliest event reported): December 14, 2023
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FIRST INTERSTATE BANCSYSTEM, INC.
(Exact name of registrant as specified in its charter)
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Delaware		001-34653	81-0331430
(State or other jurisdiction of incorporation or organization)		(Commission File No.)	(IRS Employer Identification No.)

401 North 31st Street
Billings,	MT		59101
(Address of principal executive offices)			(zip code)

(406)	255-5311
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, $0.00001 par value	FIBK	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
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Item 1.01 Entry into a Material Definitive Agreement.
On December 14, 2023, First Interstate BancSystem, Inc., a Delaware corporation (the “Company”), entered into an agreement (the “Repurchase Agreement”) with the Homer Scott, Jr. Revocable Trust dated December 4, 1978, as amended and restated (the “Trust”), to purchase from the Trust shares of the Company’s common stock, par value $0.00001 per share (“Common Stock”), owned by the Trust in a private transaction. Pursuant to the terms of the Repurchase Agreement, the Company agreed to purchase from the Trust one million (1,000,000) shares of the Common Stock at a price of $32.14 per share, which per share price was the closing price per share of the Common Stock as reported on the Nasdaq Stock Market on December 14, 2023, and represents an aggregate purchase price to the Trust of $32,140,000 (the “Repurchase Transaction”). The Repurchase Transaction was proposed to the Company by the Trust without solicitation following the recent death of Mr. Homer Scott, Jr., the purpose of which the Company understands is to fund obligations of Mr. Scott’s estate following his passing.
The Trust is an affiliate of the Company, as it is a member of the “Scott Family FIBK Shareholder Group” identified as such in the beneficial ownership table included in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 11, 2023, which group includes three of the Company’s directors, namely Messrs. James R. Scott, John M. Heyneman, Jr., and Jonathan R. Scott, and all of which family group members collectively beneficially own greater than 5% of the outstanding shares of the Common Stock. The Company’s wholly owned subsidiary, First Interstate Bank (the “Bank”), currently serves as trustee of the Trust. The Company’s Board of Directors, the Bank’s Board of Directors and the beneficiaries of the Trust approved the Repurchase Transaction, and the Company confirmed with the Federal Reserve Board that it had no objection to the Repurchase Transaction prior to entering into the Repurchase Agreement.
The Repurchase Transaction was agreed upon and finalized pursuant to the Repurchase Agreement during an open trading window under the Company’s insider trading policy, and has been approved in accordance with all of the Company’s approval and other policies. The purchase price for the shares of Common Stock is being funded by the Company with available cash. The number of shares repurchased by the Company represents approximately 0.95% of the Company’s issued and outstanding Common Stock as determined immediately prior to the completion of the Repurchase Agreement.
The foregoing description of the Repurchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Repurchase Agreement, which is attached hereto as Exhibit 10.1, and is incorporated herein by reference. Interested parties are encouraged to read the Repurchase Agreement in its entirety because it may be deemed to contain important information not summarized herein.
Item 9.01 Financial Statements and Exhibits.

(d)	Exhibit Number	Description

	10.1	Repurchase Agreement.

	104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 14, 2023

FIRST INTERSTATE BANCSYSTEM, INC.

By:	/s/ KEVIN P. RILEY
Kevin P. Riley
President and Chief Executive Officer